UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     November 28, 2003

BAY VIEW CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-14879	94-3078031

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1840 Gateway Drive, San Mateo, California		94404

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (650) 312-7200

N/A

(Former name, former address, and former fiscal year, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
Exhibit 99.1

Item 5. Other Events

     In a press release dated November 28, 2003, Bay View Capital Corporation (the “Company”) announced that it will redeem $63,541,800 of its 9.76% Junior Subordinated Deferrable Interest Debentures due December 21, 2028. As a result, Bay View Capital I will use the proceeds received from such redemption to redeem $63,541,800 of the 9.76% Cumulative Capital Securities (NYSE: BVS) (the “Capital Securities”), representing approximately 74% of the Capital Securities outstanding. The redemption date for the Capital Securities redeemed will be December 31, 2003 at a price of $25.00 per Capital Security plus accrued and unpaid distributions through the date of redemption. The redemption price will be paid to holders of record as of December 30, 2003.

     The quarterly distribution on the remaining Capital Securities outstanding will also be paid on December 31, 2003. The total amount payable will be $0.61 per Capital Security. The record date for the quarterly distribution will be December 30, 2003.

     Attached as Exhibit 99.1 and incorporated herein by reference to this Form 8-K is a copy of the Company’s press release dated November 28, 2003.

Item 7. Financial Statements and Exhibits

Exhibit
Number	Description

99.1	Press release issued by Bay View Capital Corporation on November 28, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY VIEW CAPITAL CORPORATION Registrant

DATE: December 2, 2003	BY:	/s/ John Okubo

John Okubo
Executive Vice President and Chief Financial Officer